As filed with the Securities and Exchange Commission on May 16, 2008

Registration No. 333-133105

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

Under
THE SECURITIES ACT OF 1933

ENTERPRISE INFORMATICS INC.
(Exact Name of Registrant as Specified in Its Charter)

California	7373	95-3634089
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

10052 Mesa Ridge Court, Suite 100
San Diego, California  92121
(858) 625-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agent for Service:	Copy to:
John W. Low Chief Financial Officer and Secretary Enterprise Informatics Inc. 10052 Mesa Ridge Court, Suite 100 San Diego, California 92121 (858) 625-3000	Russell C. Hansen Jeffrey N. Petit Gibson, Dunn & Crutcher, LLP 1881 Page Mill Rd. Palo Alto, CA 94304 (650) 849-5300
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 to Form S-1 Registration Statement (this “Amendment”) is filed by Enterprise Informatics Inc. (the “Registrant”) and relates to the Registration Statement on Form S-1 (File No. 333-133105) filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2006, as amended by Amendment No. 1 to Form S-1 Registration Statement filed with the SEC on June 22, 2006 and by Post-Effective Amendment No. 1 to Form S-1 Registration Statement filed with the SEC on January 19, 2007 (the “Registration Statement”).  The Registrant is filing this Amendment to deregister any and all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 16th day of May, 2008.

ENTERPRISE INFORMATICS INC.

/s/ JOHN W. LOW

John W. Low,
Chief Financial Officer and Secretary

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan Kiraly	Chief Executive Officer and Director (Principal	May 16, 2008
Alan Kiraly	Executive Officer)

/s/ John W. Low	Chief Financial Officer and Secretary (Principal	May 16, 2008
John W. Low	Financial and Accounting Officer)

/s/ Michael Silverman	Chairman and Director	May 16, 2008
Michael Silverman

	Director	May 16, 2008
Larry D. Unruh

/s/ D. Ross Hamilton	Director	May 16, 2008
D. Ross Hamilton

	Director	May 16, 2008
Richard Shorten

/s/ Kyong K. “Steve” Lee	Director	May 16, 2008
Kyong K. “Steve” Lee